UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2004

The SCO Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On December 21, 2004, The SCO Group, Inc. (“SCO” or the “Company”) issued a press release announcing financial results for its fourth quarter and fiscal year ended October 31, 2004.  A copy of the press release is furnished as Exhibit 99.1 to this report, which press release is incorporated herein by reference.

On December 21, 2004, the Company also conducted a conference call with investors concerning its financial results.  A copy of the transcript is attached hereto as Exhibit 99.2 and is incorporated by reference.  The transcript was prepared by Premiere Conferencing and includes, where possible, corrections made by management of the Company of transcription errors.

Except as specifically set forth below in “Item 8.01 Other Events,” the information in this report, including Exhibit 99.1 and Exhibit 99.2 is being furnished and shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01.      Other Events.

Revenue for the fourth quarter of fiscal year 2004 was $10,075,000 as compared to $24,290,000 from the comparable quarter of the prior year.  The decrease in revenue in the fourth quarter of fiscal year 2004 from the comparable quarter of the prior year was primarily due to a decrease in SCOsource licensing revenue to $120,000 from $10,316,000 and from continued competitive pressures on the Company’s UNIX products and services.

The net loss attributable to common stockholders for the fourth quarter of fiscal year 2004 was $6,516,000, or $0.37 per diluted common share, as compared to a net loss attributable to common stockholders of $1,568,000, or $0.12 per diluted common share for the comparable quarter of the prior year.  Included in the net loss attributable to common stockholders for the fourth quarter of fiscal year 2004 were charges related to a restructuring of continuing operations, reductions in force and dispositions of long-lived assets totaling $2,702,000.

For fiscal year 2004, revenue was $42,809,000 compared to revenue for fiscal year 2003 of $79,254,000.  For fiscal year 2004, the net loss attributable to common stockholders was $16,227,000, or $1.07 per diluted common share, compared to net income attributable to common stockholders of $5,304,000, or $0.34 per diluted common share.  Cash and available-for-sale securities were $31,449,000 at October 31, 2004.  In addition, $5,000,000 was placed in an escrow account and is classified as a component of restricted cash as of October 31, 2004. This cash will be used to pay for certain expenses associated with our intellectual property litigation.

Item 9.01.      Financial Statements and Exhibits.

(c)	Exhibits. The following items are filed as exhibits to this report:

	99.1	Press Release dated December 21, 2004.

	99.2	Transcript, dated December 21, 2004, of the Company’s conference call regarding its financial results for the fiscal quarter and year ended October 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2005

THE SCO GROUP, INC.

	By:	/s/ Bert Young
	Name:	Bert Young
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 21, 2004.

99.2	Transcript, dated December 21, 2004, of the Company’s conference call regarding its financial results for the fiscal quarter and year ended October 31, 2004.